UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

Littelfuse, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-20388	36-3795742
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

O’Hare Plaza
8755 West Higgins Road, Suite 500
Chicago, Illinois 60631
(Address of principal executive offices, including zip code)

(847) 824-1188
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2011, Littelfuse, Inc. (the “Company”) entered into new change of control agreements, effective as of January 1, 2012, with each of its named executive officers: (i) Mr. Gordon Hunter, Chairman of the Board, President and Chief Executive Officer, (ii) Mr. Philip G. Franklin, Vice President, Operations Support, Chief Financial Officer and Treasurer, (iii) Mr. David W. Heinzmann, Vice President of Global Operations, (iv) Mr. Ryan K. Stafford, General Counsel and Vice President of Human Resources and (v) Mr. Dalsen Ferbert, Vice President and General Manager of the Electrical Business Unit.

All of the named executive officers had prior change of control agreements, which by their terms expire on December 31, 2011, that contained substantially the same material terms and conditions, except that the new change of control agreements: (i) eliminate the payment of a gross-up payment, if an excise tax is imposed on certain change of control payments and benefits (e.g., parachute payments), providing instead that the Company shall reduce the amount payable to the named executive officer if a reduction would be more favorable to the named executive officer than paying the penalty under Section 280G of the Internal Revenue Code on an after-tax basis; (ii) modify the manner in which the minimum bonus payable to a named executive officer following a change of control is calculated; (iii) modify the manner in which the bonus is calculated for purposes of the lump-sum severance payable to a named executive officer upon a termination following a change of control; and (iv) modify the manner in which the lump-sum cash payment, payable to a named executive officer following a separation from service, is calculated.

The material terms and conditions of the change of control agreements are set forth below.

If a change of control occurs at any time on or before December 31, 2014, we have agreed to continue to retain the services of Messrs. Hunter, Franklin, Heinzmann, Stafford and Ferbert, and each of them has agreed to remain in our service, for two years after the occurrence of the change of control (the “Service Period”). During the Service Period, we will provide them with base compensation that is no less than the highest base compensation provided to them during the twelve months prior to the change of control, benefits and office support at levels no less than provided to them during the 120 days prior to the change of control, and annual bonuses that shall be the greater of (i) the average of the named executive officer’s annual bonus  for the three years prior to the change of control or (ii) the target bonus amount applicable to the named executive officer for the fiscal year in which the change of control occurs. Generally in the agreements, a “change of control” is triggered upon (i) certain acquisitions by any person becoming the beneficial owner of 40% or more of our outstanding stock or of the total voting power of our outstanding securities, (ii) any person acquiring ownership of 30% or more of the total voting power of our outstanding securities during a 12-month period, (iii) the replacement of a majority of the members of the Board of Directors (the “Board”) during a 12-month period by directors whose appointment or election was not previously endorsed by a majority of the Board or (iv) a change in the ownership of at least 40% of our assets.

In the event that we terminate the service of Messrs. Hunter, Franklin, Heinzmann, Stafford or Ferbert during the Service Period other than for cause, death or disability or if any of them terminate their service for good reason, in addition to any accrued but unpaid base salary due to the named executive officer for services prior to separation:

(1) we will pay each named executive officer a lump sum payment equal to two times (three times in the case of Mr. Hunter)  his annual base salary and the greater of: (i) the average of the named executive officer’s annual bonus  for the three years prior to the separation from service or (ii) the target bonus amount applicable to the named executive officer for the fiscal year in which the change of control occurs, plus a pro-rata amount equal to the greatest of such named executive officer’s (a) target annual bonus for the fiscal year in which the severance occurs, (b) annual bonus for the year in which the severance occurs based on performance through the date of separation or (c) average annual bonus for the last three fiscal years for the three years prior to the severance date.

(2) during the two years following the separation from service, we will reimburse the named executive officer the cost of COBRA premiums incurred for group medical benefits in excess of the normal active employee rate (or reimbursements of excess individual insurance policy costs, if COBRA is not available);

(3) for a period of up to two years after the separation from service, or until the named executive officer accepts employment with any third party, we will provide reasonable outplacement services to the named executive officer for the purpose of assisting the executive to seek new employment;

(4) any option or right granted to the named executive officer under any of our equity-based plans will be exercisable by the named executive officer until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of twelve months after the date of separation from service;

(5) we will pay or provide to the named executive officer any other amounts or benefits required to be paid or provided or which the named executive officer is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements; and

(6) on and after the separation from service the terminated named executive officer will not be bound or prejudiced by any non-competition agreement benefiting us or our subsidiaries.

The material terms of each change of control agreement are the same for each named executive officer, except that Mr. Hunter’s lump sum severance payment shall be calculated, in part, by multiplying his annual base salary times three. In addition, Mr. Hunter continues to be entitled to any Internal Revenue Code 409A severance payments that may be owed to him by the Company pursuant to his Amended and Restated Employment Agreement, dated December 31, 2007.

For purposes of the agreements, “cause” means (i) the willful and continued failure by an executive to substantially perform his duties, after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that an executive has not substantially performed his duties and such failure is not cured within sixty (60) calendar days after receipt of such written demand; or (ii) the willful engaging by an executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to us. For purposes of the agreements, “good reason” means (i) an named executive officer is not elected to, or is removed from, any elected office that such named executive officer held immediately prior to a change of control; (ii) the assignment to a named executive officer of any duties materially inconsistent in any respect with such executive’s position, authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities; (iii) any failure by us to comply with any of the provisions of the change of control agreement; (iv) requiring an executive to travel on business to a substantially greater extent than required immediately prior to the change of control; or (v) any purported termination of a named executive officer’s service other than as expressly permitted under the agreements, in all cases provided the named executive officer provides at least 90 days notice and allows us at least 30 days to cure.

If the named executive officer’s service is terminated for cause during the Service Period or the named executive officer voluntarily terminates his service without good reason, we will pay to the named executive officer any accrued but unpaid base salary due to the named executive officer for services prior to separation, plus any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

If the named executive officer’s service is terminated by reason of his death or disability during the Service Period, in addition to any accrued but unpaid base salary due to the named executive officer for services prior to separation, we will pay to the named executive officer or his legal representative an amount equal to the greatest of such named executive officer’s (i) target annual bonus for the fiscal year in which the severance occurs, (ii) annual bonus for the year in which the severance occurs based on performance through the date of separation or (iii) average annual bonus for the last three fiscal years prior to the severance date, pro-rated for service through date of separation, plus any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements, which will include, in the case of death, benefits at least equal to the most favorable benefits provided by us to the estates and beneficiaries of peer executives and which will include, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by us to disabled named executive officers and/or their families.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)
Dated: December 21, 2011	/s/ Philip G. Franklin
Philip G. Franklin Vice President, Operations Support, Chief Financial Officer and Treasurer

4